UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 24, 2006

GARTNER, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14443	04-3099750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 10212

56 Top Gallant Road

Stamford, CT  06902-7747

(Address of Principal Executive Offices, including Zip Code)

(203) 316-1111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

On May 24, 2006,  the secondary offering of 9,500,000 shares of Gartner’s common stock at $14.75 per share by Silver Lake Partners, L.P., a Delaware limited partnership, Silver Lake Investors, L.P., a Delaware limited partnership, and Silver Lake Technology Investors, L.L.C., a Delaware limited liability company (collectively, “Silver Lake”) closed . Gartner did not receive any of the proceeds from the sale of its common stock by Silver Lake.

In addition, on May 24, 2006, Gartner repurchased, pursuant to a Stock Purchase Agreement, dated as of May 8, 2006, an aggregate of 1,000,000 shares of common stock from Silver Lake at a purchase price of $14.0494 per share (the price per share in the secondary offering, net of the underwriting discount), for aggregate consideration of approximately $14,049,400.

A copy of the press release announcing the closing of the above transactions is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit 99.1	Press Release dated May 24, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gartner, Inc.

Date: May 24, 2006	By:	/s/ CHRISTOPHER J. LAFOND
Christopher J. Lafond Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press Release dated May 24, 2006